Exhibit 1.1
7,250,000 Shares
CENTURY ALUMINUM COMPANY
COMMON STOCK, $.01 PAR VALUE
UNDERWRITING AGREEMENT
June 7, 2007

                               June 7, 2007
Credit Suisse Securities (USA) LLC
      Eleven Madison Avenue
     New York, New York 10010
Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036
As representatives of the Underwriters
listed in Schedule I hereto
Dear Sirs and Mesdames:
     Century Aluminum Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”), an aggregate of 7,250,000 shares of the Common Stock, $.01 par value, of the Company (the “Firm Shares”).
     The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,087,500 shares of its Common Stock, $.01 par value (the “Additional Shares”) if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, $.01 par value, of the Company (including the Shares) are hereinafter referred to as the “Common Stock”. Shares issued and sold to residents of Iceland will be issued in the form of Global Depositary Receipts (“GDRs”).
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-143315), including a prospectus, relating to the Company’s Common Stock (including the Shares) (the “Shelf Securities”), to be offered from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430 B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated May 29, 2007 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “issuer free writing prospectus” has the meaning set forth in Rule 433(h) under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the pricing information set forth in Schedule III hereto and the free writing prospectuses, if any, each identified in Schedule III hereto, and “electronic road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and "amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     In connection with the offer and sale of GDRs representing Shares offered in Iceland, the Company has entered into a depositary agreement with Arion Custody Services hf. as depositary, dated as of June 4, 2007 (the “Depositary Agreement”) and will prepare a prospectus wrap to be submitted to the Iceland Stock Exchange (the “ICEX”) and to be dated on or about June 13, 2007 (the "ICEX Prospectus Wrap”). The Company has submitted to ICEX an application for the admission to listing of the GDRs on the First North Iceland stock market (“First North Iceland”) and listing of the GDRs in accordance with such application will occur following registration of the GDRs with the Icelandic Securities Depository in Iceland.
     Any Shares represented by GDRs will be offered and sold only in Iceland and solely by Kaupthing Bank hf. (“Kaupthing”) and Landsbanki Islands hf. (“Landsbanki” and together with Kaupthing, the “Icelandic Co-Managers”).
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement. The

Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the Registration Statement as an automatic shelf registration statement.
     (b)      (i) Each document, if any, filed or to be filed pursuant to the Exchange Act on or prior to the Closing Date (as defined below) or the Option Closing Date (as defined below), as the case may be, and incorporated by reference in the Time of Sale Prospectus or the Prospectus, complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, as amended or supplemented, if applicable, as of the date of its effectiveness complied, and as of the Closing Date will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Prospectus, as amended or supplemented, if applicable, when filed complied in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (vi) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) each issuer free writing prospectus, including each electronic road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (viii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus, the Prospectus or any issuer free writing prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.
     (c)      (i) The application for the admission to listing of the GDRs on First North Iceland has been filed with ICEX in accordance with the First North Nordic—Rulebook, (ii) the ICEX Prospectus Wrap has been drafted in accordance with the relevant provisions of Directive 2003/71/EC of the European Parliament and the Council dated November 4, 2003 (the “Prospectus Directive”) and Regulation 809/2004 dated April 29, 2004, implementing the Prospectus Directive, which has been incorporated in the EEA Agreement and implemented by Icelandic law, and (iii) the ICEX Prospectus Wrap together with the Prospectus does not contain and at the time of each sale of the GDRs in connection with the offering, as then amended or supplemented, if applicable, and at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or that was prepared by or on behalf of or used or referred to by the Company, complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (f) Each subsidiary of the Company has been duly organized, is validly existing as a corporation or a limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business as a foreign corporation or a limited liability company and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, or in the case of any subsidiary that is not a corporation, all necessary actions under the limited liability company act or the limited partnership act under which the subsidiary was organized and the subsidiary’s constituent documents have been taken for the purchase of such subsidiary’s equity interests and, other than in the case of Gramercy Alumina LLC and St. Ann Bauxite Limited (in each of which the Company owns a 50% interest), are owned by the Company either directly or through wholly-owned subsidiaries, free and clear of all liens, encumbrances, equities or claims except for (A) encumbrances on the Company’s ability to dispose of the stock of Berkeley Aluminum, Inc. pursuant to the Amended and Restated Owners’ Agreement dated as of January 26, 1996, as amended heretofore, governing the use and ownership of the Mt. Holly facility and (B) shares of common stock of Nordural pledged (the “Nordural Pledged Shares”) pursuant to the Securities Pledge Agreement dated as of February 10, 2005 among Nordural ehf., Nordural Holdings I ehf., Nordural Holdings II ehf., and Kaupthing, as agent and trustee, as security for the payment or discharge of the loan under the Company’s $365,000,000 Loan Agreement dated as of February 10, 2005 among Nordural ehf., the several banks and other financial institutions or entities from time to time parties thereto, Landsbanki, as administrative agent, and Kaupthing, as security trustee.
     (g) Each of this Agreement and the Depositary Agreement has been duly authorized, executed and delivered by the Company.
     (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (i) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

     (j) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. The GDRs have been duly authorized and, when issued and delivered in accordance with the terms of the Depositary Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such GDRs will not be subject to any preemptive or similar rights.
     (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws or other constituent documents of the Company or any of its subsidiaries or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization, filing or order of, or qualification with, any governmental body or agency is required to be obtained by the Company or its subsidiaries for the performance by the Company of its obligations under this Agreement and the Depositary Agreement except such as have been obtained or such as may be required for the listing of the shares on the NASDAQ Global Market and First North Iceland or by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
     (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).
     (m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (n) Each preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (p) Other than as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (q) Other than as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries do not have any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
     (s) The Company has duly notified the NASDAQ Global Select Market to list the Shares for quotation on the NASDAQ Global Select Market.

     (t) Neither the Company nor any of its subsidiaries (i) is in violation of its respective charter or by-laws or similar organizational documents or (ii) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which it or any of its subsidiaries or their respective properties may be bound, except where such defaults would not, singly or in the aggregate, be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries is in violation of any law (other than Environmental Laws), order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties except where such violations would not, singly or in the aggregate, be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (u) Subsequent to the date as of which information is given in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto subsequent to the date of this Agreement), (i) the Company and its subsidiaries have not incurred any liability or obligation, direct or contingent, nor entered into any transaction not in the ordinary course of business, which, in either case, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole; (ii) the Company has not purchased any of its outstanding capital stock (other than through withholding shares upon the vesting of performance shares), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Time of Sale Prospectus and Prospectus.
     (v) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (w) No labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing, threatened or imminent labor disturbances by the employees of any of its principal suppliers, manufacturers or contractors, that, in each such case, would, singly or in the aggregate, be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (x) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus and the Prospectus.
     (y) Except as described in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits (other than permits, licenses or other approvals required under applicable Environmental Laws) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and have made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate their properties and to carry on their business as conducted as of the date hereof, except such as would not, singly or in the aggregate, be reasonably likely to result in a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus and the Prospectus.
     (z) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (aa) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (bb) The financial statements of the Company included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.
     (cc) As of the date hereof, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities or commitments of sale granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (dd) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.
     (ee) The Company is not engaged in discussions regarding any possible acquisitions or dispositions that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described.
     (ff) Schedule II hereto is a true and complete list of all of the Company’s significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) as of the date of this Agreement (the “Significant Subsidiaries”).

     (gg) The agreements and other documents filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 or filed as an exhibit to any subsequent filing under the Exchange Act constitute all of the outstanding material contracts of the Company and its subsidiaries taken as a whole required to be filed as exhibits under Item 601 of Regulation S-K.
          2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $49.9275 a share (the “Purchase Price”) the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name.
          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,087,500 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
          The Company hereby agrees that it will not, without the prior written consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated on behalf of the Underwriters, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

          The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the grant or award of stock options, performance shares or other stock-based compensation under the Company’s Amended and Restated 1996 Stock Incentive Plan as in effect on the date hereof, or (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security or upon the vesting of performance shares or restricted stock outstanding on the date hereof and disclosed in the Time of Sale Prospectus and the Prospectus.
          3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $52.50 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $1.5435 a share under the Public Offering Price.
          4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June 13, 2007, or at such other time on the same or such other date, not later than June 20, 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
          Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than July 20, 2007, as shall be designated in writing by you.
          The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and the Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
          5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Underwriters shall have received on the Closing Date an opinion of Pillsbury Winthrop Shaw Pittman LLP, outside counsel for the Company, dated the Closing Date, to the effect that:
          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus;
          (ii) each of the Significant Subsidiaries, is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has the corporate, limited liability company or limited partnership power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus;
          (iii) the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;
          (iv) all of the issued shares of capital stock of each Significant Subsidiary of the Company that is a corporation are owned of record by the Company either directly or through wholly-owned subsidiaries, free and clear of any perfected security interests (other than the Nordural Pledged Shares);
          (v) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or, to the knowledge of such counsel, similar rights;
          (vi) this Agreement has been duly authorized, executed and delivered by the Company;
          (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law of any jurisdiction in the U.S. or the certificate of incorporation or by-laws or other constitutive documents of the Company or any of its Significant Subsidiaries or, to the best of such counsel’s knowledge after due inquiry, any agreement or other instrument binding upon the Company or any of its subsidiaries that has been filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, or, to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or such as may be required for the listing of the shares on the NASDAQ Global Select Market or by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares (as to which such counsel need express no opinion);

          (viii) the statements relating to legal matters, proceedings or documents included in (A) the Time of Sale Prospectus and the Prospectus under the captions “Business – Legal Proceedings,” “Description of Stock” and “Underwriters” and (B) the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of legal matters or proceedings referred to therein, fairly summarize in all material respects such legal matters or proceedings and insofar as such statements constitute summaries of documents described therein, accurately describe the terms and provisions of such documents;
          (ix) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;
          (x) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and
          (xi)       (A) in the opinion of such counsel, the Registration Statement and the Prospectus (except for the financial statements, including the notes thereto and related schedules, and the other financial, accounting and statistical data included therein or omitted therefrom as to which such counsel need not express any comment) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) such counsel has participated in conferences with officers and other representatives of the Company at which conferences such counsel discussed the contents of the Registration Statement, the Time of Sale Prospectus, and the Prospectus, and no facts have come to the attention of such counsel that cause such counsel to believe that (1) the Registration Statement (except for the financial statements, including the notes thereto and related schedules, and the other financial, accounting and statistical data included therein or omitted therefrom as to which such counsel need not express any comment), when it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements, including the notes thereto and related schedules, and other financial, accounting and statistical data included therein or omitted therefrom as to which such counsel need not express any comment) as of the date of this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements, including the notes thereto and related schedules, and other financial, accounting and statistical data included therein or omitted therefrom as to which such counsel need not express any comment) as amended or supplemented, if applicable, as of its date and as of the Closing Date contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) The Underwriters shall have received on the Closing Date an opinion of Robert R. Nielsen, Executive Vice President, General Counsel and Secretary of the Company, dated the Closing Date to the effect that:
          (i) the Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in the United States in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole;
          (ii) each of the Significant Subsidiaries is duly qualified to transact business as a foreign corporation, limited liability company or limited partnership and is in good standing in each jurisdiction in the United States in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (iii) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;
          (iv) all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, or in the case of any subsidiary that is not a corporation, all necessary actions under the limited liability company act or the limited partnership act under which the subsidiary was organized and the subsidiary’s constituent documents have been taken for the purchase of such subsidiary’s equity interests and, other than in the case of Gramercy Alumina LLC and St. Ann Bauxite Limited (in each of which the Company owns a 50% interest), are owned by the Company either directly or through wholly-owned subsidiaries, free and clear of all liens, encumbrances, equities or claims except for (A) limitations on the Company’s ability to dispose of the stock of Berkeley Aluminum, Inc. pursuant to the Amended and Restated Owners’ Agreement dated as of January 26, 1996, as amended heretofore, governing the use and ownership of the Mt. Holly facility and (B) the Nordural Pledged Shares;
          (v) there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;
          (vi) there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities or commitments of sale granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement;
          (vii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;
          (viii) other than as disclosed in the Time of Sale Prospectus or the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable federal environmental laws of the United States of America (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;
          (ix) the statements relating to legal matters, proceedings or documents included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under “Item 3 – Legal Proceedings” and included in the Time of Sale Prospectus and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments,” “ –Key Long-Term Contracts,” “Business – Primary Aluminum Facilities” and “ –Joint Venture Facilities,” insofar as such statements constitute summaries of legal matters or proceedings referred to therein, fairly summarize in all material respects such legal matters or proceedings, and insofar as such statements constitute summaries of documents described therein, accurately describe the terms and provisions of such documents; and
          (x) (A) in the opinion of such counsel (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial, accounting and statistical data included therein or omitted therefrom, as to which such counsel need not express any comment) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (2) the Registration Statement and the Prospectus (except for the financial statements, including the notes thereto and related schedules, and the other financial, accounting and statistical data included therein or omitted therefrom as to which such counsel need not express any comment) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) such counsel has participated in conferences with officers and other representatives of the Company at which conferences such counsel discussed the contents of the Registration Statement, the Time of Sale Prospectus, and the Prospectus, and no facts have come to the attention of such counsel that cause such counsel to believe that (1) the Registration Statement (except for the financial statements, including the notes thereto and related schedules, and the other financial, accounting and statistical data included therein or omitted therefrom as to which such counsel need not express any comment), when it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements, including the notes thereto and related schedules, and other financial, accounting and statistical data included therein or omitted therefrom as to which such counsel need not express any comment) as of the date of this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements, including the notes thereto and related schedules, and other financial, accounting and statistical data included therein or omitted therefrom as to which such counsel need not express any comment) as amended or supplemented, if applicable, as of its date and as of the Closing Date contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) an opinion of LOGOS Legal Services, outside Icelandic counsel for the Company, dated the Closing Date, to the effect that:
          (i) Nordural ehf, an Icelandic company (“Nordural”), has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Nordural;
          (ii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law in Iceland, and, to such counsel’s knowledge, no consent, approval, authorization or order of, or qualification with, any governmental body or agency in Iceland is required for the performance by the Company of its obligations under this Agreement or the listing of the GDRs on First North Iceland except as have already been waived, obtained or satisfied;
          (iii) the Depositary Agreement has been duly authorized, executed and delivered by the Company;
          (iv) the GDRs are duly listed, and admitted and authorized for trading on First North Iceland; and
          (v) (A) in the opinion of such counsel, the ICEX Prospectus Wrap (including supplementary filings, if any) filed with the ICEX and the admission application for listing of the GDRs on First North Iceland filed with ICEX in accordance with the First North Nordic—Rulebook appear on their face to be appropriately responsive in all material respects to the requirements of all applicable laws of Iceland, all applicable rules and regulations of the ICEX, and the Prospectus Directive and (B) such counsel has participated in conferences with officers and other representatives of the Company at which conferences such counsel discussed the contents of the ICEX Prospectus Wrap, and no facts have come to the attention of such counsel that cause such counsel to believe that the ICEX Prospectus Wrap, at the time of each sale of the GDRs in connection with the offering, as then amended or supplemented, if applicable, and as of the Closing Date contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(v), 5(c)(vi), 5(c)(viii) (but only as to the statements in each of the Time of Sale Prospectus and the Prospectus under “Underwriters”) and clauses 5(c)(xi)(A), 5(c)(xi)(B)(2) and 5(c)(xi)(B)(3) above.

     With respect to clauses (A) and (B) of the last paragraph of Section 5(c)(xi) above, Davis Polk & Wardwell may state that their beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification, except as specified.
     The opinions of Pillsbury Winthrop Shaw Pittman LLP, Robert R. Nielsen and LOGOS Legal Services described in Sections 5(c), 5(d) and 5(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.
     (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     (i) The Company shall have had its application for admission to trading on First North Iceland (the “Listing Agreement”) governing the terms for the listing of the GDRs on First North Iceland accepted by ICEX.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
     6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

     (a)      (i) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and, to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraphs (e) or (f) below, copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement, in each case in such quantities as you may reasonably request and (ii) to furnish to each of the Underwriters, without charge, during the period mentioned in paragraphs (g) or (h) below, copies of the ICEX Prospectus Wrap and any supplements and amendments thereto, in each case as soon as available and in such quantities as you may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus, the Prospectus or the ICEX Prospectus Wrap, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when delivered to a prospective purchaser, be misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading, or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To use its reasonable efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.
     (h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2008 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) To ensure that on the Closing Date (i) subject to notice of issuance, the Shares shall have been duly admitted for quotation on the NASDAQ Global Select Market and (ii) the GDRs shall have been duly admitted for listing on First North Iceland.

     (j) To comply with all applicable filing and notice requirements in connection with the listing of the GDRs on First North Iceland or as otherwise agreed between the Company and ICEX by letter dated May 27, 2007 or in the Listing Agreement.
     7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and the Depositary Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus, the ICEX Prospectus Wrap and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the NASDAQ Global Select Market and to listing the GDRs on First North Iceland, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 below, the

Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     8. Covenants of the Underwriters. (a) Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     (b) Each Icelandic Co-Manager severally represents and warrants and covenants that it has complied, and will comply, with the applicable laws of Iceland with respect to offers and sales of GDRs in Iceland and has offered for sale, and will offer and sell, GDRs only to “institutional investors” in Iceland as defined under Article 2 of the Act on Securities Transactions no. 33/2003 that are not U.S. persons.
     9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Prospectus or any amendment or supplement thereto or the ICEX Prospectus Wrap, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus or any amendment or supplement thereto or the ICEX Prospectus Wrap.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault or culpability or a failure to act, by or on behalf of any indemnified party.
     (d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
     10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, First North Iceland, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the London Metal Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     13. Absence of Fiduciary Relationship. The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares. The Underwriters in their capacity as such are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours, CENTURY ALUMINUM COMPANY
By:	/s/ Robert R. Nielsen
	Name:	Robert R. Nielsen
	Title:	Executive Vice President, General Counsel and Secretary

Accepted as of the date hereof
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. Incorporated
Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Credit Suisse Securities (USA) LLC

By:	/s/ Santiago E. Gilfond

Name: Santiago E. Gilfond
Title: Managing Director

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Matt Plemich

Name: Matt Plemich
Title: Executive Director

SCHEDULE I

Number of Firm Shares
Underwriter	To Be Purchased
Credit Suisse Securities (USA) LLC	3,060,000
Morgan Stanley & Co. Incorporated	2,040,000
Kaupthing Bank hf.	825,000
Landsbanki Islands hf.	825,000
Kaupthing Securities, Inc.	500,000
Total:	7,250,000

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SCHEDULE II
Significant Subsidiaries
Berkeley Aluminum, Inc.
Century Aluminum of West Virginia, Inc.
Century Kentucky, Inc.
Metalsco, LLC
Nordural ehf
Skyliner, LLC
NSA General Partnership
Century Bermuda I Limited
Century Bermuda II Limited
Nordural U.S. LLC
Nordural Holdings ehf
St. Ann Bauxite Holdings Limited
Century Aluminum Holdings, Inc.
Century Louisiana, Inc.

II-1

SCHEDULE III
1. Time of Sale Prospectus
     a. Issuer Free Writing Prospectus dated May 29, 2007
     b. Issuer Free Writing Prospectus dated June 4, 2007
2. Pricing Information
Price to public: $52.50

III-1

EXHIBIT A
[FORM OF LOCK-UP LETTER]
                               , 2007
Credit Suisse Securities (USA) LLC
      Eleven Madison Avenue
      New York, New York 10010
Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036
As representatives of the several Underwriters referred to below
Dear Sirs and Mesdames:
     The undersigned understands that Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Century Aluminum Company, a Delaware corporation (the "Company”) providing for the public offering (the “Public Offering”) by the several underwriters, including Credit Suisse and Morgan Stanley and the other underwriters for which they act as representatives (the “Underwriters”), of shares (the “Shares”) of the Common Stock, $.01 par value of the Company (the “Common Stock”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Credit Suisse and Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (c) the cashless exercise of an option outstanding as of the date hereof that will expire during the restricted period referred to in the foregoing sentence; provided that (i) such transaction does not involve the sale or transfer of any shares of Common Stock other than to the Company and (ii) the shares received upon such exercise shall be subject to the terms of the Lock-Up Agreement, (d) sales or other dispositions of shares of Common Stock to the Company to discharge tax withholding obligations resulting from the vesting of performance shares during the term of the Lock-Up Agreement; provided that (i) the undersigned is listed on Schedule I hereto and (ii) the aggregate number of shares withheld by the Company for all persons listed on Schedule I hereto shall not exceed 100,000 shares of Common Stock, (e) transfers of shares of Common Stock as bona fide gifts, and (f) transfers of shares of Common Stock to a trust where the beneficiaries of the trust are drawn solely from a group consisting of the undersigned and immediate family members of the undersigned; provided that in the case of any transfer pursuant to clause (e) or (f), (i) each transferee or trustee agrees to enter into a lock-up letter substantially in the form of this Lock-Up Agreement and (ii) the undersigned shall not be required to, and shall not voluntarily, file a report on Form 4 under Section 16(a) of the Securities Exchange Act of 1934 reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing sentence. “Immediate family member” of a person means the spouse, lineal descendants, father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law and sister-in-law of such person. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse and Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to

A-2

negotiation between the Company and the Underwriters. If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Very truly yours,

(Name)

(Address)

A-3

Schedule I
Craig A. Davis
Logan W. Kruger
Michael A. Bless
E. Jack Gates
Wayne R. Hale
Robert R. Nielsen
Steve Schneider
Giulio Casello
Peter C. McGuire
Michelle M. Lair
Jarl Berntzen
Robert E. Fishman
John C. Fontaine
John P. O’Brien
Peter C. Jones
Willy R. Strothotte
Jack E. Thompson